UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020 (July 1, 2020)

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, NY  10105
(Address of principal executive offices)
(Zip Code)
(212) 969-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of limited partnership interest in AllianceBernstein L.P.	None	None

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)
As previously disclosed in a Form 8-K filed on June 5, 2019, on May 31, 2019, James A. Gingrich, then Chief Operating Officer of AllianceBernstein Corporation (the “Corporation”), general partner of AllianceBernstein L.P. (“ABLP”) and AllianceBernstein Holding L.P. (together with ABLP and the Corporation, “AB”), entered into an agreement with AB (the “Agreement”) pursuant to which Mr. Gingrich will retire from AB no earlier than December 31, 2020 and no later than December 31, 2022.

As previously disclosed in a Form 8-K filed on January 13, 2020, on January 8, 2020, it was determined that:

(i)	Mr. Gingrich’s retirement date shall be December 31, 2020; and

(ii)	Kate C. Burke, Chief Administrative Officer of AB, will assume the role of Chief Operating Officer, effective as of July 1, 2020.

On July 1, 2020, Ms. Burke assumed the role of Chief Operating Officer of AB, and Mr. Gingrich transitioned to a role of senior advisor until his retirement on December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: July 6, 2020	By:	/s/ David Lesser
David Lesser Corporate Secretary